UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)
Registrant’s telephone number, including area code: (909) 394-3600
California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

          On May 18, 2009, the Board of Directors of Golden State Water Company amended the Golden State Water Company Pension Restoration Plan, or the Plan, to expand the group of officers eligible to participate in the Plan and to clarify that the special definition of compensation provided in the Plan applies for all years in which the participant was an officer, regardless of whether he or she was a participant in the Plan at such time.

Section 8-Other Events

Item 8.01     Other Events.

On May 19, 2009, pursuant to the terms of the Underwriting Agreement dated May 14, 2009 between American States Water Company and Janney Montgomery Scott LLC on behalf of itself and Edward D. Jones & Co., L.P. and Brean Murray, Carrett & Co., LLC, the underwriters exercised in full their over-allotment option to purchase 150,000 Common Shares at a price of $31.00 per share.  On May 20, 2009, American States Water Company delivered 1,150,000 Common Shares to the underwriters.

Section 9-Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

          10.1      Golden State Water Company Pension Restoration Plan, as amended (1)

          99.1      Press Release dated May 20, 2009

(1) Management contract or compensatory arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:

Date:	May 20, 2009	/s/ Eva G. Tang
Eva G. Tang
Senior Vice President-Finance, Chief Financial
Officer, Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:

Date:	May 20, 2009	/s/ Eva G. Tang
Eva G. Tang
Senior Vice President-Finance, Chief Financial
Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Golden State Water Company Pension Restoration Plan, as amended (1)
99.1	Press Release dated May 20, 2009

(1) Management contract or compensatory arrangement